Exhibit 99.1

PRESS RELEASE
For Immediate Release

                                                  For more information, contact:
                                                   Laura E. Owen, Vice President
                                                    11011 King Street, Suite 260
                                                     Overland Park, KS 66210 USA
                                                          Phone:  (913) 338-5550
                                                             Fax: (913) 469-1662
                                                             www.ICOPDigital.com
                                                             -------------------




ICOP DIGITAL ANNOUNCES
VISTA EXPLORATION CORPORATION CHANGES NAME AND TRADING SYMBOL

OVERLAND PARK, KS (November 30, 2004) At the annual shareholder meeting held on November 5, 2004, the shareholders of Vista Exploration Corporation approved all matters presented in the proxy statement, including a change of the company's name from Vista Exploration Corporation to ICOP Digital, Inc, a Colorado corporation. Since the annual meeting the company has obtained a new trading symbol (ICPD.OB) from the NASD as well as a new CUSIP number (44930M 10 4). The company's shares began trading under the new symbol on November 26, 2004.

Shareholders should be aware that the present stock certificates they hold are valid and do not need to be turned in for reissue until such time as they desire to sell or transfer the shares.


Safe Harbor Statement
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our ability to finance operations and inventory on terms acceptable to us, the size and timing of customer contracts, new or increased competition, changes in market demand, and seasonality of purchases of the company's products and services. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the company and its operations, are included in certain forms the company expects to file with the Securities and Exchange Commission.

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